UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 15, 2013

Liberty Global plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

38 Hans Crescent, London, England, SW1X OLZ

(Address of Principal Executive Office)

+44.20.7190.6449 or .303. 220.6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Amendments to UPC Broadband Holding Bank Facility

UPC Broadband Holding B.V. (UPC Broadband Holding) is an indirect subsidiary of Liberty Global plc. On October 15, 2013, UPC Broadband Holding entered into an amendment and restatement letter amending and restating UPC Broadband Holding’s senior secured bank facility dated January 16, 2004 (as amended from time to time) (the UPC Broadband Holding Bank Facility). The amendments to the UPC Broadband Bank Facility were pre-approved by the majority lenders under a series of prior additional facility accession agreements under the UPC Broadband Holding Bank Facility. The amendments include, amongst other things, amendments to clause 17.2 (Financial ratios) of the UPC Broadband Holding Bank Facility, so that each financial ratio which includes either senior debt or total debt is now calculated net of cash and cash equivalent investments.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Name
4.1

Amendment and Restatement Letter, dated October 15, 2013, among The Bank of Nova Scotia, as Facility Agent, UPC Broadband Holding B.V., UPC Financing Partnership, as Borrowers, and the Guarantors listed therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: October 21, 2013

Exhibit Index

Exhibit No.	Name
4.1

Amendment and Restatement Letter dated October 15, 2013, among The Bank of Nova Scotia, as Facility Agent, UPC Broadband Holding B.V., UPC Financing Partnership, as Borrowers, and the Guarantors listed therein.